Exhibit 99.1

Solera Holdings, Inc. Increases Quarterly Dividend 33%; Announces Dividend for Fiscal

Year 2012 First Quarter; Schedules Fourth Quarter Fiscal 2011 Earnings Announcement

and Conference Call

WESTLAKE, August 15 /PRNewswire-FirstCall/ — Solera Holdings, Inc. (NYSE: SLH), the leading global provider of software and services to the automobile insurance claims processing industry, today announced that its Board of Directors has approved an increase in its quarterly dividend of 33% per share of outstanding common stock and per outstanding restricted stock unit. This increase translates into an annual rate of $0.40 cents per share of outstanding common stock and per outstanding restricted stock unit, up from Solera’s fiscal 2011 annual rate of $0.30.

Solera also announced that its Board of Directors has approved the payment of a quarterly cash dividend of $0.10 per share of outstanding common stock and per outstanding restricted stock unit. The Board of Directors has also approved a quarterly stock dividend equivalent of $0.10 per outstanding restricted stock unit granted to certain of our executive officers during fiscal years 2011 and 2012 in lieu of a cash dividend, which dividend equivalent will be paid to the restricted stock unit holders as the restricted stock unit vests. The dividends are payable on September 20, 2011 to stockholders and restricted stock unit holders of record at the close of business on September 8, 2011.

“Consistent with our continued strong growth in profitability and free cash flow, I’m pleased to announce our second consecutive dividend increase,” said Tony Aquila, founder, chairman and CEO of Solera Holdings, Inc. “This increase demonstrates our confidence in the strength and diversification of our global business which allows us to enhance total stockholder returns while maintaining our focus on our M&A and internal investment strategies.”

Solera announced that it will release its financial results for the fourth quarter and fiscal year ended June 30, 2011 on Wednesday, August 24, 2011, after the market close. A conference call will be hosted by Tony Aquila, Solera’s founder, chairman and CEO, and Renato Giger, Solera’s CFO, at 5:00 p.m. EDT that evening.

The conference call will be webcast live in listen-only mode and can be accessed by visiting the Investor Relations section of the Solera website: http://www.solerainc.com/. A webcast replay will be available on the website until midnight on September 7, 2011. A live audiocast will also be accessible to the public by calling (800) 299-7089 or from outside the U.S., (617) 801-9714. When prompted, the following access code is required: 47324912. Callers should dial in approximately 10 minutes before the call begins. For those unable to participate in the live audiocast, a replay will be available until midnight on September 7, 2011. To access the replay, dial (888) 286-8010 or, from outside the U.S., (617) 801-6888, and enter the following access code when prompted: 46925351.

About Solera

Solera is the leading global provider of software and services to the automobile insurance claims processing industry. Solera is active in close to 60 countries across six continents. The Solera companies include Audatex in the United States, Canada, and in more than 45 additional countries, Informex in Belgium and Greece, Sidexa in France, ABZ and Market Scan in The Netherlands, HPI in the United Kingdom, AUTOOnline providing salvage disposition in a number of European and Latin American countries, Hollander serving the North American recycling market, Explore providing data to U.S. P&C insurers used in the re-underwriting of their insured drivers, and IMS providing medical review services. For more information, please refer to the company’s website at http://www.solerainc.com.

Cautions about Forward-Looking Statements

This press release contains forward-looking statements, including statements about our financial performance, growth in profitability and free cash flow and statements about dividends, historical results or performance that may suggest trends for our business. These statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: our ability to pay dividends in future periods; the effects on our business of restrictive covenants in our debt facility and indenture, including covenants relating to the payment of dividends; use of cash to service our debt; risks associated with the uncertainty in and volatility of global economic conditions; unpredictability and volatility of our operating results, which include the volatility associated with foreign currency exchange risks, our sales cycle, seasonality and other factors; our reliance on a limited number of customers for a substantial portion of our revenues; risks associated with and possible negative consequences of acquisitions, joint ventures, divestitures and similar transactions, including our ability to successfully integrate our acquired businesses; effects of competition on our software and service pricing and our business; time and expenses associated with customers switching from competitive software and services to our software and services; rapid technology changes in our industry; effects of changes in or violations by us or our customers of government regulations; costs and possible future losses or impairments relating to our acquisitions; the financial impact of future significant restructuring and severance charges; the impact of changes in our tax provision (benefit) or effective tax rate; our ability to obtain additional financing as necessary to support our operations; our reliance on third-party information for our software and services; effects of system failures or security breaches on our business and reputation; any material adverse impact of current or future litigation on our results or business; and our dependence on a limited number of key personnel. For a discussion of these and other factors that could impact our operations or financial results and cause our results to differ materially from those in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, particularly our Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2011 and our Periodic Report on Form 8-K filed on June 7, 2011. Solera is under no obligation to (and specifically disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT: Kamal Hamid, Investor Relations of Solera Holdings, Inc., +1-858-946-1676, kamal.hamid@solerainc.com